Amended Exhibit A

dated December 7, 2018

to

THE ADVISORS’ INNER CIRCLE FUND III

Shareholder Services Plan

dated December 10, 2015

Shareholder Service Fees

Fund	Class of Shares	Maximum Shareholder Service Fee
NorthPointe Small Cap Value Fund	Investor Shares	0.25%
NorthPointe Large Cap Value Fund	Investor Shares	0.25%
NorthPointe Small Cap Opportunities Fund	Investor Shares	0.25%
Fiera Capital Diversified Alternatives Fund	Investor Class Shares	0.10%
Logan Circle Partners Core Plus Fund	R Class Shares	0.25%
Logan Circle Partners Multi-Sector Fixed Income Fund	R Class Shares	0.25%
Catholic Investor Core Bond Fund	Class S Shares Investor Shares	0.20%
Catholic Investor Limited Duration Fund	Class S Shares Investor Shares	0.20%
Catholic Investor Large Cap Growth Fund	Class S Shares Investor Shares	0.20%
Catholic Investor Large Cap Value Fund	Class S Shares Investor Shares	0.20%
Catholic Investor Small Cap Fund	Class S Shares Investor Shares	0.20%
Catholic Investor International Equity Fund	Class S Shares Investor Shares	0.20%
PineBridge Dynamic Asset Allocation Fund	Investor Servicing Shares	0.15%
SGA International Equity Fund	Investor Shares	0.25%
SGA International Equity Plus Fund	Investor Shares	0.25%
SGA International Small Cap Equity Fund	Investor Shares	0.25%
SGA Global Equity Fund	Investor Shares	0.25%
RWC Global Emerging Equity Fund	Class N Shares Class I Shares	0.15%

GQG Partners Emerging Markets Equity Fund	Investor Shares	0.25%
GQG Partners US Select Quality Equity Fund	Investor Shares	0.25%
BNP Paribas AM Absolute Return Fixed Income Fund	Investor Shares Retail Shares	0.15%
BNP Paribas AM Global Inflation-Linked Bond Fund	Investor Shares Retail Shares	0.15%
BNP Paribas AM Emerging Markets Total Return Fixed Income Fund	Investor Shares Retail Shares	0.15%
BNP Paribas AM Emerging Markets Equity Fund	Investor Shares Retail Shares	0.15%
BNP Paribas AM MBS Fund	Investor Shares Retail Shares	0.15%
BNP Paribas AM U.S. Small Cap Equity Fund	Investor Shares Retail Shares	0.15%
BNP Paribas AM U.S. Inflation-Linked Bond Fund	Investor Shares Retail Shares	0.15%
Nicholas Partners Small Cap Growth Fund	Retail Shares Institutional Shares	0.10%

2